EXHIBIT 10.1

AMENDED AND RESTATED
CHANGE OF CONTROL EXECUTIVE SEVERANCE AGREEMENT

This Amended and Restated Change of Control Executive Severance Agreement is entered into on this 21st day of May, 2026, but effective as of January 30, 2026 (the “Effective Date”) by and between SM Energy Company, a Delaware corporation (the “Company”), and the below named employee of the Company (the “Executive”).
RECITALS

A.The Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to ensure that the Company will have the continued dedication of the Executive notwithstanding the possibility of a Change of Control (as defined in Section 1) of the Company and to provide the Executive with customary compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other companies, and therefore the Board has previously adopted a Change of Control Executive Severance Policy applicable to the Executive.
B.The Company and the Executive recognize the existence of that certain Change of Control Executive Severance Agreement, dated as of September 9, 2024, by and between the Executive and the Company (the “Existing Agreement”), and intend to amend and restate the Existing Agreement to increase the multiplier under Sections 3(a)(ii) and (iii) from 2.5 to 3.0, and to recognize the occurrence of a Change of Control (as defined below) upon the consummation of the merger of the Company, Civitas Resources, Inc., and Cars Merger Sub, Inc. that occurred on January 30, 2026 (the “Civitas Merger”).
C.This Agreement reflects the terms and conditions of the Change of Control Executive Severance Policy.
D.The Company desires to continue the employment of the Executive and the Executive desires to continue her employment with the Company, all upon and subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the Executive’s continued employment with the Company and the mutual agreements set forth herein, the parties hereto agree as follows:
AGREEMENT

Section 1.Certain Definitions. The following terms shall for purposes of this Agreement have the following respective definitions:
(a)“Accrued Compensation” shall mean all compensation amounts earned or accrued by the Executive through the Termination Date (as defined below) but not paid to the Executive as of the Termination Date, including (i) Base Salary (as defined below), (ii) PTO pay (to the extent provided by Company policy, plan, program or practice or applicable law), (iii) bonuses and incentive compensation, and (iv) reimbursement for reasonable and necessary business expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date. For the avoidance of doubt, if the Termination Date occurs prior to the payment of an award pursuant to the Company’s Short Term Incentive Plan but after the completion of the calendar year related to such award, then the amount of such award shall be included as Accrued Compensation.
(b)“Base Salary” shall mean the greater of (i) the Executive’s annual base salary at the rate in effect on the Termination Date or (ii) the Executive’s annual base salary at the rate in effect immediately prior to a Change of Control, and shall include all amounts of her base salary that are deferred under the qualified and nonqualified employee benefits plans, policies, programs or practices of the Company or any other compensation agreement or arrangement.
(c)“Cause” shall mean for purposes of termination of employment (i) the conviction of the Executive of a felony involving moral turpitude or (ii) a resolution adopted in good faith by two-thirds of the members of the Board that the Executive (A) intentionally and continually failed to substantially perform her reasonably assigned duties with the Company (other than a failure resulting from the Executive’s incapacity due to physical or mental illness or from the assignment to the Executive of duties that would constitute Good Reason (as defined below)), which failure continued for a period of at least 30 days after a written notice of demand for substantial performance has been delivered by the Company to the Executive, which notice specifies the manner in which the Executive failed to substantially perform, or (B) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided, however, that no termination of the Executive’s employment shall be for Cause until written notice has been delivered to the Executive which sets forth the conduct under this Section 1(c) of which the Executive is allegedly guilty and specifying the particulars thereof in detail. Neither an act nor a failure to act on the Executive’s part shall be considered “intentional” unless the Executive has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the Executive’s action or failure to act was in the best interests of the Company. Notwithstanding anything to the contrary contained in this Agreement, no failure to perform by the Executive after a Notice of Termination (as defined below) is given by the Executive to the Company shall constitute Cause for purposes of this Agreement.
(d)“Change of Control” shall mean any of the following events:
(i)    (A)    The acquisition by any individual or entity (a “Person”) or group of Persons of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of more than 50% of either (1) the then value of the outstanding shares of common stock of the Company, or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.
(B)    For purposes of paragraph (A), Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. For purposes of determining stock ownership, see (d)(iv), below.
(ii)    A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(iii)    (A)    Any one Person, or more than one Person acting as a group (as determined in (d)(iii)(C) below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(B)    A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to –
(1)    A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
(2)    An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;
(3)    A Person, or more than one Person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or
(4)    An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a Person described in (d)(iii)(B)(3).
For purposes of this paragraph (d)(iii)(B) and except as otherwise provided, a Person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the Company after the transaction, is not treated as a change in the ownership of the assets of the Company.

(C)    Persons will not be considered to be acting as a group for purposes of this paragraph (d)(iii) solely because they purchase assets of the Company at the same time, or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. If a Person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
(D)    For purposes of determining stock ownership, see (d)(iv) below.
(iv)    For purposes of determining whether there has been a Change of Control, Code Section 318(a) applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by §§1.83-3(b) and (j) of the income tax regulations promulgated by the Internal Revenue Service), the stock underlying the option is not treated as owned by the individual who holds the option.
(v)    For the avoidance of doubt, the Executive and the Company acknowledge and agree that the Civitas Merger constituted a Change of Control under the terms of this Agreement.
(e)“Change of Control Date” shall mean the first date during the term of this agreement (as specified in Section 2) on which a Change of Control occurs. Notwithstanding anything to the contrary contained in this Agreement, if a Change of Control occurs and if the Executive’s employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the “Change of Control Date” shall mean the date immediately prior to the date of such termination of employment.
(f)“Change of Control Period” shall mean the period commencing on the Change of Control Date and ending on the date two and one-half years after the Change of Control Date.
(g)“Code” shall mean the Internal Revenue Code of 1986, as amended.
(h)“Disability” shall mean a physical or mental infirmity which impairs the Executive’s ability to substantially perform her employment duties with the Company on a full-

time basis for a period of 120 consecutive business days, and the Executive has not returned to full-time performance of her employment duties within 30 days after notice by the Company of its intention to terminate employment of the Executive as a result thereof.
(i)“Good Reason” shall mean the occurrence after a Change of Control of any of the following events or conditions:
(i)a change in the Executive’s status, authority, position, offices, titles, duties or responsibilities (including reporting responsibilities) with the Company which in the Executive’s reasonable judgment represents a diminution or adverse change in, or are inconsistent with, such status, authority, position, offices, titles, duties or responsibilities in effect at any time within the 90 days preceding the Change of Control Date or at any time thereafter, excluding for this purpose (A) an isolated, unsubstantial and inadvertent action by the Company not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive and (B) any removal or failure to reappoint or reelect the Executive to any such position or offices in connection with the termination of her employment for death, Disability or Cause;
(ii)any reduction in the Executive’s salary or any failure to pay the Executive any compensation or benefits to which she is entitled within ten business days after notice thereof;
(iii)the failure by the Company to provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or incentive or reward opportunities) to those provided for under each compensation and employee benefit policy, plan, program and practice in which the Executive was participating at any time within 90 days preceding the Change of Control Date or at any time thereafter;
(iv)the Company’s requiring the Executive to be based at any place outside a 25-mile radius from her current location of employment, except for reasonably required travel for the Company’s business which is not materially greater than such travel requirements prior to the Change of Control;
(v)any material breach by the Company of any provision of this Agreement;
(vi)any purported termination by the Company of the Executive’s employment other than as expressly permitted by this Agreement; or
(vii)the failure by the Company to obtain an agreement reasonably satisfactory to the Executive from any successor to the Company to assume and agree to perform this Agreement as contemplated by Section 7(b).
(viii)Any event or condition described in clauses (i) through (vii) above which occurs prior to a Change of Control but which the Executive reasonably demonstrates (A) resulted from the request of a third party who has taken steps reasonably calculated to effect a Change of Control which actually occurs or (B) otherwise arose in connection with or anticipation of a Change of Control which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding the fact that it occurred prior to the Change of Control. The Executive’s right to terminate her employment for Good Reason shall not be affected by her incapacity due to a Disability.

(j)“Notice of Termination” shall mean a written notice of termination of the Executive’s employment which (i) indicates the specific termination provision in this Agreement relied upon for such termination, (ii) to the extent applicable sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination under the provision so indicated and (iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date under such notice.
(k)“Target Percentage” shall mean the greater of (i) the Executive’s Short Term Incentive Plan target percentage in effect on the Termination Date or (ii) the Executive’s Short Term Incentive Plan target percentage in effect immediately prior to a Change of Control.
(l)“Termination Date” shall mean (i) if the Executive’s employment is terminated by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date of employment termination as specified therein, (ii) if the Executive’s employment is terminated by reason of death, the Termination Date shall be the date of death and (iii) in all other cases, the date of employment termination specified in the Notice of Termination; provided, however, that if the Executive’s employment is terminated by the Company for Cause or due to a Disability, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of her duties during such 30-day period.
Section 2.Term of Agreement. This Agreement shall commence as of the Effective Date and shall continue in effect until December 31, 2026; provided, however, that on December 31, 2026, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the “Renewal Date”), the term of the Agreement shall be automatically extended so as to terminate one year from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company has given written notice to the Executive that the term of the Agreement shall not be so extended, and provided further that notwithstanding any such notice by the Company not to extend, the term of the Agreement shall not expire after the occurrence of a Change of Control until the expiration of the Change of Control Period, as long as the term of the Agreement had not expired prior to the occurrence of the Change of Control.
Section 3.Payments and Benefits Upon Termination of Employment During Change of Control Period. If during the term of this Agreement the Executive shall cease to be employed by the Company within a Change of Control Period, the Executive shall be entitled to the following compensation payments and benefits:
(a)Termination Other than for Cause or Disability or Termination for Good Reason. If the Executive’s employment with the Company shall be terminated before the Executive’s death either (i) by the Company other than for Cause or Disability or (ii) by the Executive for Good Reason, the Executive shall be entitled to the following:
(i)the Company shall pay the Executive all Accrued Compensation;
(ii)the Company shall pay the Executive a lump sum equal to 3.0 multiplied by Executive’s Base Salary;
(iii)the Company shall pay the Executive a lump sum equal to (A) 3.0 multiplied by (B) the Executive’s Base Salary multiplied by (C) the Executive’s Target Percentage;
(iv)the Company shall pay the Executive a lump sum equal to (A) the Executive’s Short Term Incentive Plan target percentage multiplied by (B) the

Executive’s Base Salary multiplied by (C) a fraction, the numerator of which is the number of days between January 1 and the Termination Date and the denominator of which is 365; and
(v)the Company shall pay the Executive a lump sum equal to 24 multiplied by the Company’s then monthly contribution for medical, dental, and vision insurance on behalf of the Executive and her family.
(b)Termination for Cause, Disability or Death or Other than for Good Reason. If the Executive’s employment with the Company shall be terminated either (i) by the Company for Cause or Disability, (ii) by reason of the Executive’s death, or (iii) by the Executive other than for Good Reason, the Company shall pay to the Executive all Accrued Compensation.
(c)Other Compensation and Benefits. The Executive’s entitlement to any other compensation or benefits from or any indemnification by the Company shall be determined in accordance with the Company’s employee benefit and other applicable compensation plans, programs, policies and practices, and any applicable indemnification provisions or agreements then in effect. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Termination Date shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. If the Executive is entitled to severance pay and benefits pursuant to Section 3(a)(ii) and (iii), such severance pay and benefits shall be reduced to the extent of any other severance or termination pay explicitly designated as such to which the Executive may be entitled under any agreement with the Company or any of its affiliated companies.
(d)Section 409A of the Code. This Agreement is intended in all respects to comply with the provisions of Section 409A of the Code and in particular, those provisions of Section 409A dealing with distributions. This Agreement shall be interpreted and applied in a manner consistent with Section 409A of the Code and any ambiguity shall be resolved in favor of compliance with Section 409A of the Code. In the event any payments or benefits pursuant to the other provisions of this Agreement would result in the imposition on the Executive of any additional taxes or interest pursuant to the provisions of Section 409A of the Code and final Treasury Regulations, Internal Revenue Service guidance or other provisions of law, the amount of such payments shall be appropriately and equitably adjusted in order that the Executive may receive the same economic benefits as provided under this Agreement and in compliance with Section 409A of the Code and without the imposition on the Executive of any additional taxes and interest thereunder. Any payments to the Executive under this Agreement which Section 409A(a)(2)(B)(i) of the Code indicates may not be made before the date which is six months after the date of Executive’s separation from employment service (the “Section 409A Six-Month Waiting Period”) shall not be made during the Section 409A Six-Month Waiting Period but rather shall be delayed and shall be paid upon the expiration of the Section 409A Six-Month Waiting Period. In particular, with respect to severance payments provided for under Section 3(a)(ii) of this Agreement, such severance payments that would otherwise be paid during the Section 409A Six-Month Waiting Period shall be paid in lump sum upon the expiration of the Section 409A Six-Month Waiting Period, together with simple interest on the amount of each deferred payment at the short term applicable federal rate as of the date of termination of employment. For purposes of this Agreement, “termination of employment,” “separation from service” or similar language means separation from service by the Executive from the Company for any reason whatsoever within the meaning of Code Section 409A and Treasury Regulation § 1.409A-1(h).
Section 4.Notice of Termination. Following a Change of Control, any purported termination of the Executive’s employment by the Company, for Cause or otherwise, or by the Executive for Good Reason, shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 8(d). For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder. If the Company determines in good faith that a Disability of the Executive has occurred while the Executive is employed by the Company during the Change of Control Period, it may give to the Executive written notice in accordance with Section 8(d) of its intention to terminate the Executive’s employment. In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that within the 30 days after such receipt the Executive shall not have returned to full-time performance of the Executive’s duties.
Section 5.No Set-Off or Mitigation; Resolution of Disputes.
(a)No Set-Off. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.
(b)No Mitigation Required. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 3(a)(iii), such amounts shall not be reduced whether or not the Executive obtains other employment.
(c)Payments Pending Resolution of Disputes. If there shall be any dispute between the Company and the Executive under this Agreement (i) in the event of any termination of the Executive’s employment by the Company, whether such termination was validly for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts and provide all benefits to the Executive and/or the Executive’s dependents or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 3(a) as though such termination were by the Company other than for Cause, or by the Executive for Good Reason; provided, however, that the Company shall not be required to pay any disputed amount pursuant to this Section 5(c) except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.
(d)Attorney Fees and Expenses. The Company shall pay as they become due all attorney fees and related expenses (including the costs of experts, evidence and counsel) reasonably incurred by the Executive as a result of the Executive seeking to obtain or enforce any right or benefit provided by this Agreement.

Section 6.Excise Tax Limitation.
(a)Notwithstanding anything to the contrary contained in this Agreement, if the payments and benefits provided under this Agreement and benefits provided to, or for the benefit of, the Executive under any other Company plan or agreement (such payments or benefits are collectively referred to as the “Payments”) would be subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, the Payments shall be reduced to the Limited Payment Amount of the greater of (i) the largest amount of Payments that would result in no portion of the Payments being subject to the Excise Tax, or (ii) the largest amount of Payments, up to and including the total Payments, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), that results in the Executive’s receipt, on an after-tax basis, of the greater amount of Payments notwithstanding that all or some portion of the Payments may be subject to the Excise Tax. The intent of the foregoing provision is to reduce the Payments only in the event and to the extent that doing so will maximize the net present value of the Payments, on an after-tax basis, to be received by the Executive. Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate any reduction in Payments, the Company shall reduce or eliminate the Payments by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as defined below). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive’s rights and entitlements to any benefits or compensation.
(b)The determination of whether the Payments shall be reduced to the Limited Payment Amount pursuant to this Agreement and the amount of such Limited Payment Amount shall be made, at the Company's expense, by an accounting firm selected by the Executive which is one of the five largest accounting firms in the United States (the “Accounting Firm”). The Accounting Firm shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation, to the Company and the Executive within ten business days of the Termination Date, if applicable, or such other time as requested by the Company or by the Executive (provided that the Executive reasonably believes that any of the Payments may be subject to the Excise Tax), and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to the Payments it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payments. The Determination shall be binding, final and conclusive upon the Company and the Executive.
Section 7.Successors and Assigns.
(a)This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.
(b)This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to the business and/or 50% or more of the assets of the Company (on a consolidated basis) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term “Company” shall mean the Company as previously defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.
Section 8.Miscellaneous.
(a)Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to principles of conflict of laws. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction located in Denver, Colorado.
(b)Captions. The captions of this Agreement are for convenience of reference only, are not part of the provisions hereof and shall have no force or effect in the interpretation of this Agreement.
(c)Amendment. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.
(d)Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as set forth below. Notices and other communications may also be delivered by e-mail to the e-mail address of the recipient set forth below, or to such other e-mail address that the recipient may designate from time to time. Notices delivered by e-mail will be deemed to have been received when the party to whom the e-mail message is addressed acknowledges having received such e-mail notice.
If to the Executive:    Elizabeth A. McDonald

Email: bmcdonald@sm-energy.com

If to the Company:    SM Energy Company
1700 Lincoln Street, Suite 3200
Denver, CO 80203
Attn: General Counsel
Email: jlebeck@sm-energy.com

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(e)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and any provision that is determined to be invalid or unenforceable shall be enforced to the maximum extent permissible under law.
(f)Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof.

(g)Tax Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
(h)Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision hereof or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
(i)No Guaranteed Employment. The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company concerning the Executive’s employment with the Company, the provisions of such other agreement not inconsistent herewith which shall remain in full force and effect, the employment of the Executive by the Company is “at will” and, prior to the Change of Control Date, may be terminated by either the Executive or the Company at any time.
(j)Execution in Counterparts. This Agreement may be executed in counterparts and signature pages may be delivered by email transmission.
* * * *

IN WITNESS WHEREOF, this Change of Control Executive Severance Agreement is hereby duly executed by each party hereto as of the day and year first above written.

COMPANY:

SM ENERGY COMPANY

By: /s/ JAMES B. LEBECK
James B. Lebeck, Executive Vice President – Chief Corporate Development Officer, General Counsel and Corporate Secretary

EXECUTIVE:

/s/ ELIZABETH A. MCDONALD
Elizabeth A. McDonald, President and Chief Executive Officer